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                                                                    EXHIBIT 3.1

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             VITAMINSHOPPE.COM, INC.

         PURSUANT TO SECTIONS 242 AND 245 OF THE GENERAL CORPORATION LAW

         VitaminShoppe.com, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law, which originally filed a certificate of incorporation with the Secretary of State of the State of Delaware on May 17, 1999, which was previously amended and restated by an amended and restated certificate of incorporation filed on July 9, 1999, hereby adopts the following second amended and restated certificate of incorporation pursuant to sections 242 and 245 of the General Corporation Law of the State of Delaware:

         FIRST:  The name of the Corporation is VitaminShoppe.com, Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, (New Castle County) Delaware 19801. The Corporation Trust Company is the registered agent of the Corporation at that address.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

         FOURTH: (a) The aggregate number of shares which the Corporation shall have authority to issue is 50,000,000 shares consisting of:

                  (1) 30,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock");

                  (2) 15,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock"); and

                  (3) 5,000,000 shares of preferred stock, par value $0.01 per share, undesignated as to class or series.

         (2) Immediately upon the effectiveness of this certificate of incorporation, the 1,000 shares of Common Stock that are issued and outstanding immediately prior to such effectiveness shall be changed into and reclassified as 8,500,000 shares of Class B Common Stock.

         (3) The Board of Directors of the Corporation (the "Board of Directors") is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of unissued and undesignated preferred stock, in one or more classes or series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences and rights of the shares of each such class and series and the qualifications, limitations or restrictions thereof.
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Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following aspects:

                  (1) the number of shares of such series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board of Directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

                  (2) the dividend rights, if any, of such series, the dividend preferences, if any, as between such series and any other class or series of stock, whether and the extent to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock, whether and the extent to which dividends on such series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends;

                  (3) the time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such series may be redeemed, if redeemable;

                  (4) the rights of such series, and the preferences, if any, as between such series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and whether and the extent to which shares of any such series shall be entitled to participate in such event with any other class or series of stock;

                  (5) the voting powers, if any, in addition to the voting powers prescribed by law of shares of such series, and the terms of exercise of such voting powers;

                  (6) whether shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock, or any other securities, and the terms and conditions, if any, applicable to such right; and

                  (7) the terms and conditions, if any, of any purchase, retirement or sinking fund which may be provided for the shares of such series.

         (4)      Class A Common Stock; Class B Common Stock.

                  (1)      General; Dividends; Liquidation.

                           (1) Except as otherwise set forth herein, each share
of Class A Common Stock and Class B Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Class A Common Stock or Class B Common Stock unless the same dividend is paid on all shares of Class A Common Stock and Class B Common Stock outstanding at the time of such payment.


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                           (2) Shares of Class A Common Stock that represent
stock dividends payable by the Corporation shall be issued only to holders of Class A Common Stock, and shares of Class B Common Stock that represent stock dividends payable by the Corporation shall be issued only to holders of Class B Common Stock. The Corporation shall not subdivide or combine shares of either Class A Common Stock or Class B Common Stock without at the same time proportionally subdividing or combining shares of the other class of common stock.

                           (3) Except for and subject to those rights expressly
granted to the holders of any series or class of preferred stock of the Corporation, or except as may be provided by the General Corporation Law, the holders of Class A Common Stock and Class B Common Stock shall have exclusively all other rights of stockholders, including without limitation (i) the right to receive dividends, when, as and if declared by the Board of Directors out of assets lawfully available therefor and (ii) in the event of any distribution of assets upon liquidation, dissolution or winding up of the Corporation or otherwise, the right to share in all the assets and funds of the Corporation remaining after payment to the holders of any series or class of preferred stock of the Corporation of the specific amounts which they are entitled to receive upon such liquidation, dissolution or winding up of the Corporation as herein provided. In the event the Corporation reorganizes its capital, reclassifies its capital stock, liquidates its assets, dissolves, consolidates or merges with or into another corporation (where the Corporation is not the surviving corporation or where there is a change in or distribution with respect to the Class A Common Stock or Class B Common Stock), or sells, transfers or otherwise disposes of all or substantially all its property, assets or business to another corporation or other entity (a "Realization Event"), the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive ratably and equally an amount per share of Class A Common Stock or Class B Common Stock from the proceeds of such Realization Event.

                           (4) In the event that the holder of any share of
Class A Common Stock or Class B Common Stock shall receive any payment of any dividend on, liquidation of, or other amounts payable with respect to, any shares of Class A Common Stock or Class B Common Stock that he is not then entitled to receive, he will forthwith deliver the same to the Corporation to be paid to the holders of shares of any series or class of preferred stock (as their interests may appear), as the case may be, in the form received, and until it is so delivered will hold the same in trust for such holders.

                  (2)     Voting Rights.

                           (1) Except as otherwise set forth in this Section
FOURTH, the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters requiring action of the stockholders or submitted to the stockholders for action. Each holder of shares of Class A Common Stock shall be entitled to one vote for each share of such Class A Common Stock held by him as of the record date of such vote, each holder of shares of Class B Common Stock shall be entitled to six votes for each share of such Class B Common Stock held by him as of the record date of such vote, and voting power with respect to all classes of securities of the Corporation shall be vested solely in the Class A Common Stock and the Class B Common Stock, other than as specifically provided in this certificate of incorporation, as it may be amended from time to time, with respect to any series or class of preferred stock.

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                           (2) Except as otherwise provided by law, and after
honoring any voting rights granted to holders of any outstanding preferred stock, amendments to this certificate of incorporation must be approved by a majority of the voting power of all shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Any amendment to this certificate of incorporation to increase or decrease the authorized shares of any class shall be approved by the affirmative vote of the holders of a majority of the voting power of all shares of Class A Common Stock and Class B Common Stock, voting together as a single class. Amendments to this certificate of incorporation that would alter or change the powers, preferences or special rights of either the Class A Common Stock or the Class B Common Stock so as to affect them adversely also must be approved by the holders of a majority of the shares of the class affected by the amendment, voting as a separate class. Any provision for the voluntary, mandatory or other conversion or exchange of Class B Common Stock for or into Class A Common Stock on a one-for-one basis shall not be deemed to affect adversely the rights of holders of the Class A Common Stock for purposes of paragraph (d)(ii)(B) of this Section FOURTH.

                  (3) Conversion of Class B Common Stock.

                           (1) Each share of Class B Common Stock shall be
automatically converted into one share of Class A Common Stock upon the transfer of such share by the original holder of such share to a third party (other than a third party which controls, is controlled by, or is under common control with, such original holder).

                           (2) At any time and from time to time at the option
of the holder, each share of Class B Common Stock then issued and outstanding may be converted into one share of Class A Common Stock, and such share of Class B Common Stock shall no longer be outstanding and shall be canceled and retired and shall cease to exist. Thereafter, (i) each certificate representing shares of Class B Common Stock as to which the holder has elected conversion shall represent an equivalent number of shares of Class A Common Stock and (ii) upon surrender of any such certificate to the Corporation by the holder thereof, the Corporation shall issue to such holder a certificate or certificates representing an equivalent number of shares of Class A Common Stock.

         FIFTH: Effective immediately upon the effectiveness of this certificate of incorporation, the Board of Directors shall be divided into three classes, Class I, Class II, and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class I and if the fraction is two thirds, one of the extra directors shall be a member of Class I and the other shall be a member of Class II. Except as otherwise provided herein, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1999, the directors first elected to Class II shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 2000, and the directors first elected to Class III shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 2001. Notwithstanding

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the foregoing formula provisions, in the event that, as a result of any change in the authorized number of directors, the number of directors in any class would differ from the number allocated to that class under the formula provided in this Section FIFTH immediately prior to such change, the following rules shall govern:

         (5) Each director then serving as such shall nevertheless continue as a director of the class of which such director is a member until the expiration of his current term, or his prior death, resignation or removal.

         (6) At each subsequent election of directors, even if the number of directors in the class whose term of office then expires is less than the number then allocated to that class under said formula, the number of directors then elected for membership in that class shall not be greater than the number of directors in that class whose term of office then expires, unless and to the extent that the aggregate number of directors then elected plus the number of directors in all classes then duly continuing in office does not exceed the then authorized number of directors of the Corporation.

         (7) At each subsequent election of directors, if the number of directors in the class whose term of office then expires exceeds the number then allocated to that class under said formula, the Board of Directors shall designate one or more of the directorships then being elected as directors of another class or classes in which the number of directors then serving is less than the number then allocated to such other class or classes under said formula.

         (8) In the event of the death, resignation or removal of any director who is a member of a class in which the number of directors serving immediately preceding the creation of such vacancy exceeded the number then allocated to that class under said formula, the Board of Directors shall designate the vacancy thus created as a vacancy in another class in which the number of directors then serving is less than the number then allocated to such other class under said formula.

         (9) In the event of any increase in the authorized number of directors, the newly created directorships resulting from such increase shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the composition of each of the classes into conformity with the formula in this Section FIFTH, as it applies to the number of directors authorized immediately following such increase.

        (10) Designation of directorships or vacancies into other classes and apportionments of newly created directorships to classes by the Board of Directors under the foregoing paragraphs (c), (d) and (e) shall, so far as possible, be effected so that the class whose term of office is due to expire next following such designation or apportionment shall contain the full number of directors then allocated to said class under said formula.

        (11) If and for so long as the holders of any class or series of Preferred Stock, voting as a class, shall be entitled to elect a specified number of directors (including any period after shares of Preferred Stock have been converted into shares of Common Stock, if and for so long as the Corporation is contractually obligated to maintain such additional directorship(s)), then and during such period as such right or obligation continues the then otherwise authorized number of directors

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shall be increased by such specified number of director(s), and each such additional director shall serve for such term as shall be stated in the provisions pertaining to such class or series of Preferred Stock. At the end of such period, the term of any such additional director shall expire.

Notwithstanding any of the foregoing provisions of this Section FIFTH, except as provided in clause (g) above, each director shall serve until his successor is elected and qualified or until his death, resignation or removal. Election of directors need not be by written ballot unless the bylaws of the Corporation shall otherwise provide.

         SIXTH: Unless otherwise prescribed by law or this certificate of incorporation, special meetings of stockholders may be held at any time on call of the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President or a majority of the Board of Directors.

         SEVENTH: Any corporate action required to be taken at any annual or special meeting of stockholders of the Corporation, or any corporate action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the corporate action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware (either by hand or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; provided, however, that on and after the date on which Vitamin Shoppe Industries Inc., a New York corporation ("VSI"), and its subsidiaries no longer beneficially own in the aggregate 30% or more of the total voting power of all classes of outstanding capital stock, any corporate action required to be taken at any annual or special meeting of the stockholders, or any corporate action which may be taken at any annual or special meeting of the stockholders, may be taken only at a duly called annual or special meeting of stockholders and may not be taken by written consent of the stockholders in lieu of such meeting. So long as stockholders are entitled to consent to corporate action in writing without a meeting in accordance with this Section SEVENTH, every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date that the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this Section SEVENTH.

         EIGHTH: The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

         NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under section 291 of title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the

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Corporation under section 279 of title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

         TENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit.

         ELEVENTH: Except as may otherwise be specifically provided in this certificate of incorporation, no provision of this certificate of incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the General Corporation Law and the defined and prescribed rights of said persons to Delaware indemnification as the same are conferred under the General Corporation Law. The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including without limitation section 145 of the General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section or otherwise under Delaware law from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.


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         IN WITNESS WHEREOF, the Corporation has caused this certificate of incorporation to be executed by its President and attested by its Secretary thereunto duly authorized, who acknowledge and affirm under penalties of perjury that this certificate is the act and deed of the Corporation and that the facts stated herein are true this 23rd day of July, 1999.

                                        VITAMINSHOPPE.COM, INC.


                                        By:  /s/ Larry Segall
                                             ----------------------------------
                                             Name:      Larry Segall
                                             Title:     Chief Financial Officer,
                                                        Treasurer and Secretary


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